Exhibit 3.2.33

ARTICLES OF INCORPORATION

OF

RICHMOND TREATMENT CENTER, INC.

The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit pursuant to the provisions of the Indiana Business Corporation Law.

FIRST: The name of the corporation is

RICHMOND TREATMENT CENTER, INC.

SECOND: The name and street address of the Corporation’s Registered Agent and Registered Office for service of process are:

Reeve Sames

816 Rudolph Way

Lawrenceburg, IN 47025

The post office address of the principal office of the Corporation is:

THIRD: The number of shares the corporation is authorized to issue is:

1,000 Common Shares Without Par Value

FOURTH: The name and address of the incorporator is:

NAME	Address

Vera M. Norris	1013 Centre Road Wilmington, DE 19805

In Witness Whereof, the undersigned being the incorporator of said corporation executes these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true this 8 day of August, 1997.

/s/ Vera Norris
Vera M. Norris
Incorporator

This instrument was prepared by: Vera M. Norris

RICHMOND TREATMENT CENTER, INC.

4265 South A Street

Richmond, Indiana 47374

Phone: 765-962-8843 Fax: 765-965-4564

8-2-99

Secretary of State

Att: Sue Ann Gilroy

Please change the President Patricia

Lewin’s address to: P.O. Box 280

St. Helena, S.C. 29920

Also enclosed is registered

Agent request change.

Thank you,

/s/ Patricia Lewin

[SEAL]	NOTICE OF CHANGE OF REGISTERED OFFICE	SUE ANN GILROY
	OR REGISTERED AGENT (ALL CORPORATIONS)	SECRETARY OF STATE
	State Form 26276 (R5/4-95)	CORPORATIONS DIVISION 302 W. Washington St. Rm. ED18 Indianapolis, IN 46204 Telephone: (317) 232-5576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for inserts
	Present original and two (2) copies to address in upper right corner of this form.	Indiana Code 23-1-24-2 (for profit corporation)
	Please TYPE or PRINT.	Indiana Code 23-17-6-2 (for non-profit corporation

Name of Corporation	Date of incorporation
Richmond Treatment Center, Inc.	08/15/97

Current registered office address (number and street, city, state, ZIP Code)

Reeve Sams 4265 South A Street, Richmond, IN

New registered office address (number and street, city, state, ZIP Code)

Tabathe L. Silcott 4265 South A Street, Richmond, IN 47374

Current registered agent (type or print name)

Reeve Sams

New registered agent (type or print name)

Tabathe L. Silcott

STATEMENTS BY REGISTERED AGENT OR CORPORATION

This statement is a representation that the new registered agent has consented to the appointment as registered agent, or Statement attached signed by registered agent giving consent to act as the new registered agent.

After the change or changes are made, the street address of this corporation’s registered agent and the address of its registered\ Office will be identical.

The registered agent filing this statement of change of the registered agent’s business street address has notified the represented Corporation in writing of the change, and the notification was manually signed or signed in facsimile.

IN WITNESS WHEREOF, the undersigned executes this notice and verifies, subject to the penalties of perjury, that the statements contained herein are true, this 2nd day of August, 1999

Signature	Title

/s/ Patricia Lewin	President